                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of MetaCreations Corporation (Registration Nos. 333-3070, 333-17209, 333-20939, 333-26557, and 333-28403) of our report dated April 30,
1997, except as to Note 11, which is as of May 29, 1997, relating to the consolidated financial statements of Fractal Design Corporation, which appears in the Current Report on Form 8-K/A of MetaCreations Corporation.


PRICE WATERHOUSE LLP


San Jose, California
August 11, 1997